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Exhibit 10.21

Incentive Stock Option Agreement

This Incentive Stock Option Agreement (this “Agreement”) is made and entered into as of [__] by and between AnBio Therapeutics Ltd., an exempted company with limited liability organized and existing under the laws of Cayman Islands (the “Company”) and [__] (the “Participant”).

Option Shares Type	Number of Option Shares	Grant Date	Exercise Price per Share (USD)	Expiration Date
Performance Stock	[__]	[__]	[__]	[__]
Total	[__]

Upon the closing of the Share Subscription of Flip-up Shareholders (in Chinese

pursuant to Section 2.10 of the Restructuring Agreement, the Exercise Price per Share and Number of Option Shares shall be adjusted as follows:

Option Shares Type	Number of Option Shares	Exercise Price per Share (USD)
Performance Stock	[__]	[__]
Total	[__]

1.
Grant of Option.
1.1
Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of Ordinary Shares of the Company equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Company’s AnBio Therapeutics Ltd 2021 Equity Incentive Plan (the “Plan”). The Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code, although the Company makes no representation or guarantee that the Option will qualify as an Incentive Stock Option. To the extent that the aggregate Fair Market Value (determined on the Grant Date) of the Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Option or portion thereof which exceeds such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options.

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1.2
Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.
2.
Vesting and Exercisability.
2.1
Vesting and Exercisability of Option. The Option will become vested and exercisable over four years, with 25% of the Option vesting on the first anniversary of the Grant Date and 6.25% of the Option shares vesting on a quarterly basis thereafter, subject to the Participant’s Continuous Service through the applicable vesting date. The Participant shall exercise no fewer than 20% of Participant’s exercisable Option shares at one time.
2.2
Suspension and Extension of Vesting Schedule. If the Participant takes leave that exceeds the total number of days of annual paid leaves and statutory national holidays and (i) the total number of days of such leave reaches or exceeds 180 days for any consecutive 24 months, or (ii) the total number of days of such leave reaches or exceeds 90 days for any consecutive 12 months, the Company shall have the right to suspend and extend the vesting period for any unvested Option for a number of days equal to the total number of days of such leave minus the total number of days of annual paid leave and statutory public holidays.
2.3
Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.
3.
Exercisability of Option Following Termination of Continuous Service.
3.1
Termination of Continuous Service other than for Cause, Death, Disability. In the event that a Participant’s Continuous Service terminates for reasons other than (i) for death or Disability or (ii) for Cause, and provided that no circumstance under Section 3.2 or Detrimental Activity occurred on the part of such Participant, unless approved by the Board:
(a)
all unvested Options shall immediately terminate and cease to be exercisable;
(b)
the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) Expiration Date. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

If the Optionholder applies to exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of

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termination), the Board has the right (but not obligation) to send the notice to the Optionholder to pay in cash to the Optionholder as an alternative:

(1)
if the termination of the employment is due to incompetence or failure to pass performance assessment (“Termination Event of Incompetence”), at a price equal to 25% of the Fair Market Value on the date when the Board send the notice minus the Option Exercise Price;
(2)
if the termination of the employment is due to (i) the Optionholder’s resignation, (ii) Optionholder’s failure to renew an employment contract or service agreement upon expiry, (iii) the involuntary termination of the Optionholder due to material changes to the Group Companies (e.g., Change in Control, merger, division), (iv) the Optionholder’s retirement after reaching statutory retirement age or retirement age provided by the Group Companies, or (v) a termination for any other reason except for Termination Event of Incompetence (“Other Termination Events”), at a price equal to 50% of the Fair Market Value on the date when the Board send the notice minus the Option Exercise Price;

For the part of the Option that the Board has determined to pay in cash as an alternative, such Option shall be deemed as not exercised and immediately terminate.

(c)
Exercised Option Shares are subject to repurchase as determined by the Board at a price calculated based upon the conditions of such termination of Continuous Service.
(1)
In the event of the termination of the Continuous Service of an Optionholder by the Company or its subsidiary due to the Termination Event of Incompetence, in the discretion of the Company or its subsidiary, exercised Option Shares are subject to repurchase as determined by the Board at a price equal to the higher of (i) 25% of the Fair Market Value on the date when the Board sends the repurchase notice to the Optionholder; or (ii) the Option Exercise Price;
(2)
In the event of Other Termination Events, exercised Option Shares are subject to repurchase as determined by the Board at a price equal to the higher of (i) 50% of the Fair Market Value on the date when the Board sends the repurchase notice to the Optionholder; or (ii) the Option Exercise Price.
3.2
Termination for Cause; Competitive Acts; Confidentiality; In the event that a Participant’s Continuous Service terminates for Cause, a Participant commits a Competitive Act, a Participant breaches confidentiality obligations under Section 14 of this Agreement:

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(a)
all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable;
(b)
Option Shares acquired by the Optionholder by exercise of the Option will be subject to mandatory repurchase at the Option Exercise Price; if the circumstance is severe, at the lower of (i) the Option Exercise Price or (ii) corresponding value of the net assets of the Company with respect to the Option. All the fees, costs and taxes arising from such repurchase shall be borne by the Optionholder.
3.3
Disability of Optionholder. In the event that such Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, provided that no circumstance under Section 3.2 or Detrimental Activity occurred on the part of such Participant:
(a)
all unvested Options shall immediately terminate and cease to be exercisable;
(b)
the Optionholder (or the Optionholder’s legal guardian or custodian) may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date three months following such termination or (b)Expiration Date. If, after termination, the Option is not exercised within the time specified herein, the Option shall terminate.
(c)
If the Optionholder (or the Optionholder’s legal guardian or custodian) applies to exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), the Board has the right (but not obligation) to send the notice to the Optionholder (or the Optionholder’s legal guardian or custodian) to pay in cash as an alternative at a price equal to 50% of the Fair Market Value on the date when the Board send the notice minus the Option Exercise Price;

For the part of the Option that the Board has determined to pay in cash as an alternative, such Option shall be deemed as not exercised and immediately terminate.

Option Shares acquired by the Optionholder by exercise of the Option are subject to repurchase as determined by the Board at a price equal to the higher of (i) 50% of the Fair Market Value on the date when the Board sends the repurchase notice to the Optionholder; or (ii) the Option Exercise Price.

3.4
Death of Optionholder. In the event such Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, provided that no circumstance under Section 3.2 or Detrimental Activity occurred on the part of such Participant:
(a)
all unvested Options shall immediately terminate and cease to be exercisable;

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(b)
the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death (“Successor”), but only within the period ending on the earlier of (a) the date three months following the date of death or (b)the Expiration Date. If, after the Optionholder’s death, the Option is not exercised within the time specified herein, the Option shall terminate.

If the Successor applies to exercise his or her Option (to the extent the Optionholder was entitled to exercise such Option as of the date of death), the Board has the right (but not obligation) to send the notice to the Successor to pay in cash as an alternative at a price equal to 50% of the Fair Market Value on the date when the Board send the notice minus the Option Exercise Price;

For the part of the Option that the Board has determined to pay in cash as an alternative, such Option shall be deemed as not exercised and immediately terminate.

(c)
Option Shares acquired by the Optionholder by exercise of the Option are subject to repurchase as determined by the Board at a price equal to the higher of (i) 50% of the Fair Market Value on the date when the Board sends the repurchase notice to the Optionholder; or (ii) the Option Exercise Price.
3.5
Notwithstanding anything to the contrary, the Board does not have the right to adopt the cash payment settlement or repurchase the Option Shares under Sections 6.8, 6.10 and 6.11 after the initial public offering (the “IPO”) of the Company. The disposal of the Option Shares under Section 3.1 to 3.4 are also subject to the Securities Act and other relevant Applicable Laws after the Company consummates the IPO.
4.
Manner of Exercise.
4.1
Election to Exercise. Participant’s exercise is subject to Board approval. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Managers a written application to exercise specifying the number of Option shares to be exercised, which shall not be less than 20% of the Participant’s exercisable Option shares. The Managers will review the Participant’s application to exercise and make a recommendation to the Board. The Board will notify the Participant of whether such application has been approved, the number of Option shares to be exercised and the consideration for such exercise. If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

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4.2
Payment of Exercise Price. The entire Exercise Price of the Option and any applicable taxes shall be payable in full within 30 days of receiving Manager’s approval of the Participant’s exercise request, to the extent permitted by applicable statutes and regulations, either:
(a)
in cash; or
(b)
in any other form of legal consideration acceptable to the Managers.
4.3
Withholding. Prior to the issuance of Option Shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable Cayman Islands, PRC or U.S. federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:
(a)
tendering a cash payment;
(b)
authorizing the Company to withhold Ordinary Shares from the Ordinary Shares otherwise issuable to the Participant as a result of the exercise of the Option; provided, however, that no Ordinary Shares are withheld with a value exceeding the amount of tax required to be withheld by law; or
(c)
delivering to the Company previously owned and unencumbered Ordinary Shares.

The Company has the right to withhold from any compensation paid to a Participant.

5.
Public Offering. After the initial public offering (IPO), subject to relevant restrictions under the Plan, this Agreement, and Applicable Laws (including without limitation of the lockup period), the Participant is entitled to sell, transfer or otherwise dispose of the Option Shares. The specific procedures thereof will be otherwise determined by the Board by then.
6.
Transferability of Option Shares; Certificates.
6.1
Pre-Public Offering. Prior to an initial public offering (IPO), no Option or Option Shares may be sold, transferred, pledged, encumbered, or disposed of in any way by the Participant, except by will or the laws of descent and distribution, or pursuant to this Agreement or otherwise approved by the Board.
6.2
“Market Stand-off” Agreement. The Participant hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of its Ordinary Shares or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form F-1 or Form S-3 or Form F-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days in the case of an IPO or 90 days in the case of any registration other than an IPO or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including,

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but not limited to, the restrictions contained in applicable FINRA rules, or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Ordinary Shares held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash, or otherwise. The foregoing provisions of this Section 6.2 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to the establishment of a trading plan pursuant to Rule 10b5-1, provided that such plan does not permit transfers during the restricted period, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all shareholders individually owning more than 5% of the Company’s issued and outstanding Ordinary Shares (after giving effect to conversion into Ordinary Shares of all outstanding Preferred Shares). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 6.2 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 6.2 or that are necessary to give further effect thereto.
6.3
Issuance of Option Shares. Subject to Section 6.4, provided that the application to exercise and payment are in form and substance satisfactory to the Company, the Company shall issue the Option Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the Option Shares with the appropriate legends affixed thereto.
6.4
Issuance of Option Shares May Be Postponed. Notwithstanding any other provisions of this Agreement, the issuance or delivery of Option Shares, whether subject to restrictions or unrestricted, may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of the Option Shares, including without limitation PRC foreign exchange laws and regulations. The Company shall not be obligated to issue or deliver any Option Shares if the issuance or delivery thereof would constitute a violation of any provision of any law or any regulation of any governmental authority or national securities exchange.
7.
No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any Option Shares prior to the date of exercise of the Option.

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8.
Transferability of Option. The Option is not transferable by the Participant other than to a designated beneficiary upon the Participant’s death or by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.
9.
Adjustments. The Option Shares may be adjusted or terminated in any manner as contemplated by Section 10 of the Plan.
10.
Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any Option Shares; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.
11.
Qualification as an Incentive Stock Option. It is understood that the Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code to the extent permitted under Applicable Law. Accordingly, the Participant understands that in order to obtain the benefits of an incentive stock option, no sale or other disposition may be made of Ordinary Shares for which incentive stock option treatment is desired within one year following the date of exercise of the Option or within two years from the Grant Date. The Participant understands and agrees that the Company shall not be liable or responsible for any additional tax liability the Participant incurs in the event that the Internal Revenue Service for any reason determines that the Option does not qualify as an incentive stock option within the meaning of the Code.
12.
Confidentiality. Participant will, and will cause his or her family members and his or her assignees to, keep the Plan, this Agreement and the transactions contemplated hereunder confidential. Without the Company’s consent, the Participant shall not disclose to any person such information except for legally required disclosure. With respect to such legally required disclosure, the Participant shall notify the Company within a reasonable time before such disclosure and use his or her best efforts to keep the disclosed information confidential. The confidentiality obligations provided for in this Section 12 shall continue in full force after the Option has been exercised.
13.
Forfeiture; Detrimental Activity. If the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit any gain realized on the vesting, exercise or settlement of the Option, and must repay the gain to the Company. If the Participant receives any amount in excess of what the Participant should receive under the terms of this Agreement for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company.

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14.
Compliance with Law. The exercise of the Option and the issuance and transfer of Option Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of Cayman Islands and U.S. federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Ordinary Shares may become listed. No Option Shares shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Option Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.
15.
Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the general counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
16.
Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the state of Delaware without regard to conflict of law principles.
17.
Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Board for review. The resolution of such dispute by the Board shall be final and binding on the Participant and the Company.
18.
Options Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
19.
Other Restrictions on Transferability. Notwithstanding anything in this Agreement to the contrary, and in accordance with Section 13.2 of the Plan, as a condition to the receipt of Option Shares, the Participant shall execute any required documentation setting forth certain restrictions on the transferability of the Option Shares, including a right of first refusal of the Company with respect to Option Shares, the right of the Company to re-purchase Option Shares after a Participant’s termination of Continuous Service, and drag-along rights of the Company and certain investors and such other terms as the Board or the Managers shall from time to time establish.
20.
Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.
21.
Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this

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Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
22.
Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.
23.
Amendment. The Board have the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.
24.
No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
25.
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
26.
Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Option Shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ANBIO THERAPEUTICS LTD.

By: _____________________

Name: Junyuan Wang

Title: Chief Executive Officer

[__]

Acknowledgment and Agreement of Spouse

The undersigned spouse of the Participant acknowledges that he or she has read this Agreement and agrees to be bound by its terms to the extent that the Participant has executed such document.

Name:

Declaration of Unmarried Status

The Participant hereby declares that he or she is not married as of the date hereof.

Name: